Exhibit 15.5

[Letter Head of Maples and Calder]

Our ref	RDS/300744-000002/7043943v1
Direct tel	+852 2971 3046
Email	richard.spooner@maplesandcalder.com

SINA Corporation

37F, Jin Mao Tower

88 Century Boulevard, Pudong

Shanghai 200121

People’s Republic of China

29 April 2014

Dear Sirs

SINA Corporation

We consent to the reference to our firm under the heading “Taxation” in SINA Corporation’s Annual Report on Form 20-F for the year ended 31 December 2013, which will be filed with the Securities and Exchange Commission in the month of April 2014.

Yours faithfully

/s/Maples and Calder